TRANSFER AND DIVIDEND DISBURSING
                                 AGENT AGREEMENT

                                     Between

                              THE AAL MUTUAL FUNDS

                                       And

                          FIRST WISCONSIN TRUST COMPANY


                                  June 15, 1987


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                                TABLE OF CONTENTS
Page


1.       Copies of Corporate Documents......................................1

2.       Transfer of Shares.................................................1

3.       Share Certificates.................................................1

4.       Lost or Destroyed Certificates.....................................2

5.       Receipt of Funds for Investment....................................2

6.       Shareholder Accounts...............................................2

7.       Unpaid Checks and Drafts...........................................3

8.       Sales Charge.......................................................3

9.       Dividends and Distributions........................................3

10.      Repurchase and Redemptions.........................................4

11.      Systematic Withdrawal Plans........................................5

12.      Letters of Intent..................................................5

13.      Other Plans........................................................5

14.      Tax Returns and Reports............................................5

15.      Record Keeping.....................................................5

16.      Other Information Furnished........................................6

17.      Correspondence.....................................................6

18.      Communications to Shareholders and Meetings........................6

19.      Compensation.......................................................6

20.      Use of The Agent's Name............................................7

21.      Duty of Care and Indemnification ..................................7

22.      Notices............................................................8

23.      Further Assurances.................................................8

24.      Termination, Etc...................................................8

25.      Remedies Available to Trust........................................9

26.      Miscellaneous......................................................9

                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT


         THIS AGREEMENT, is entered into on this 15th day of June, 1987, between The AAL Mutual Funds, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 222 West College Avenue, Appleton, Wisconsin 54919 (the "Trust") and First Wisconsin Trust Company, a Wisconsin corporation, having its principal place of business at 777 East Wisconsin Avenue, P.O. Box 701, Milwaukee, Wisconsin 53201 (the "Agent").


                                   WITNESSETH

         WHEREAS, the Trust is authorized to issue units of beneficial interest in separate series, with units of each such series representing an interest in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends to initially offer units in three series, AAL Capital Growth Series, AAL Income Series and AAL Municipal Bond Series (such series together with any other series subsequently established by the Trust and made subject to this Agreement by the mutual consent of the parties hereto being herein referred to collectively as the "Funds" and individually as a "Fund");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. Copies of Corporate Documents. The Trust will furnish the Agent promptly with copies of any Registration Statements now in effect or hereafter filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and Exhibits included therein, and all amendments or supplements thereto hereafter filed.

         2. Transfer of Shares. The Agent is authorized to transfer on our records from time to time shares of a Fund for which certificates are surrendered to the Agent in proper form for transfer, and, upon cancellation and destruction thereof, to countersign, register and issue new certificates for the same number of shares and to deliver them pursuant to instructions received from the transferor. The Agent is authorized to transfer on our records from time to time shares for which no certificates are issued upon surrender to the Agent of sufficient documentation in proper form to effect such transfer.

         3. Share Certificates. Each Fund shall supply the Agent with a sufficient supply of blank share certificates representing its shares, in the form approved from time to time by the Board of Trustees of the Trust, and, from time to time, shall replenish such supply upon the Agent's request. Such blank stock certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust; and notwithstanding the death, resignation or removal of any officer of the Trust authorized to sign such share certificates, the Agent may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

         4. Lost or Destroyed Certificates. In case of the alleged loss or destruction of any certificate of stock, no new certificate shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to the Agent and the Trust, and issued by Travelers Insurance Company or a surety company satisfactory to the Agent.

         5. Receipt of Funds for Investment. Upon receipt of any check drawn or endorsed to the Agent as agent for, or otherwise identified as being for the account of, a Fund, the Trust, or AAL Distributors, Inc. as the distributor of the Trust's shares (hereinafter referred to as the "Distributor"), the Agent will stamp the check with the date of receipt, determine the amount thereof due the appropriate Fund and the Distributor, respectively, deposit the portion due the Distributor in its account with First Wisconsin Trust Company (hereinafter referred to as "Custodian") or such other bank as may from time to time be designated by the Distributor, deposit the net amount due the Fund in its account with Custodian or any successor thereto as custodian for the Fund and notify the Distributor and Custodian respectively, of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be confirmed in writing.

         6. Shareholder Accounts. Upon receipt of any check referred to in paragraph 5 hereof, the Agent will compute the number of shares in the appropriate Fund due to the shareholder according to the price of that Fund's shares in effect for purchases made on the date of such receipt as set forth in the Trust's then current Prospectus, and:

               (a) In the case of a new shareholder, open and maintain a bookshare account for such shareholder in the appropriate Fund in the name or names set forth in the subscription application form;

               (b) If specifically requested in writing by the shareholder, countersign, issue and mail, by first class mail, to the shareholder at his address as set forth on such application, a share certificate for full shares of the appropriate Fund;

               (c) Send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places), the price per share and a historical confirmation of any transactions made on the shareholder's account since the inception of the calendar year in which such investment is made; and

               (d) In the case of a request to establish an accumulation plan, group program, withdrawal plan or other plan or program being offered by the Trust's then current Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

          all subject to any reasonable instructions which the Distributor or the Trust may give to the Agent with respect to rejection of orders for shares.

         7. Unpaid Checks and Drafts. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned unpaid for any reason, the Agent will:

               (a) Give prompt notification to the Trust of such nonpayment; and

               (b) Take such other steps, including redepositing those checks in excess of $2500 for collection or redelivering such check to the shareholder or new investor and placing a stop transfer order against any shares in any Fund held by him, as the Trust or the Distributor may instruct the Agent.

         8. Sales Charge. In computing the number of shares to credit the account of a shareholder pursuant to paragraph 6 hereof, the Agent will calculate the total of the applicable Distributor and representative sales charges with respect to each purchase as set forth in the Trust's then current Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases, qualifying group purchases, purchases with proceeds from AAL and other qualifying life insurance and annuities or purchases pursuant to a reinstatement or exchange privilege; the Agent will also determine the portion of each sales charge payable by the Distributor to the representative participating in the sale in accordance with such schedules as are from time to time delivered by the Distributor to the Agent; provided, however, the Agent shall have no liability hereunder growing out of the incorrect selection by the Agent of the gross rate of sales charges except that this exculpation shall not apply in the event the rate is specified by the Distributor or the Trust and the Agent fails to select the rate specified.

         9. Dividends and Distributions. The Trust will promptly notify the Agent of the declaration of any dividend or distribution with respect to shares of any Fund. The Agent will, as soon as reasonab1y possible after the record date of any such dividend or distribution, notify the Trust of the total number of shares of that Fund issued and outstanding as of the record date for such dividend or distribution and the amount of cash required to pay such dividend or distribution. The Trust agrees that on or before the mailing date of such dividend or distribution it will instruct First Wisconsin Trust Company (the "Custodian Bank") to make available to the Agent sufficient funds in the dividend and distribution account maintained by the particular Fund with the Agent to pay such dividend and distribution. The Agent will prepare and mail to shareholders any checks to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, the Agent will make appropriate credits to their bookshare accounts or prepare and mail to shareholders certificates, if any, in accordance with their requests submitted in writing. No later than 1:00 P.M. on any dividend or distribution payment date, the Agent shall inform the Trust of the total number of full and fractional shares reinvested by shareholders of the particular Fund. Each such shareholder shall be notified of any dividend and distribution, including the amount of any reinvested shares and copies of such notices shall also be sent to such shareholders' dealers.

         10. Repurchases and Redemptions. The Agent will receive and stamp with the date all certificates and requests delivered to the Agent for repurchase or redemption of shares of each Fund and the Agent will process such repurchases as agent for the Distributor and such redemptions as agent for the particular Fund as follows:

               (a) If such certificate or request complies with the standards for repurchase or redemption as approved by the Trust, the Agent will, on or prior to the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, pay from funds available from time to time in the repurchase and redemption account maintained by the particular Fund with Custodian, the appropriate repurchase or redemption price, as the case may be, to the shareholder as set forth in the then current Prospectus of the Trust.

               (b) If such certificate or request does not comply with said standards for repurchases or redemptions as approved by the Trust, the Agent will promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor shall so direct. Notification shall be provided by first-class mail for accounts of $5,000 or less, and by telephone, confirmed by a first-class letter, for accounts in excess of $5,000; and

               (c) The Agent shall notify the Trust and the Distributor as soon as practicable for each business day of the total number of Shares of each Fund covered by requests for repurchase or redemption which were received by the Agent in proper form on the previous business day, such notification to be confirmed in writing.

         11. Systematic Withdrawal Plans. The Agent will process systematic withdrawal orders pursuant to the provisions of withdrawal plans duly executed by shareholders and the current Prospectus of the Trust. Payment upon such withdrawal orders shall be made by the Agent from the appropriate account maintained by the particular Fund with Custodian approximately the fifteenth
(15th) day of each month in which a payment has been requested, and the Agent, on or after the fifth business day prior to the payment date, will withdraw from a shareholder's account and present for repurchase or redemption as many shares of the particular Fund as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current Prospectus of the Trust. From time to time on new systematic withdrawal plans, a check for a payment date already past may be issued upon request by the shareholder.

         12. Letters of Intent. The Agent will process such letters of intent for investing shares of each Fund as are provided for in the Trust's current Prospectus and the Agent will act as Escrow Agent pursuant to the terms of such letters of intent (as incorporated from the Prospectus by the account application form) duly executed by shareholders. The Agent will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor.

         13. Other Plans. The Agent will process such accumulation plans, group programs, exchange programs, reinvestment programs and other plans or programs for investing in shares of the Funds as are now provided for in the Trust's current Prospectus and will act as plan agent for shareholders of each Fund pursuant to the terms of such plans and programs duly executed by such shareholders.

         14. Tax Returns and Reports. In the event that a Fund revises its investment objectives and policies to provide for the payment of dividends and other distributions to its shareholders, the Agent will prepare, file with the Internal Revenue Service and, if required, mail to shareholders such returns for reporting dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations: and the Agent will withhold such sums as are required to be withheld under applicable Federal and State income tax law, rules and regulations.

         15. Record Keeping. The Agent will maintain records, which at all times will be the property of the Trust and available for inspection by the Trust and the Distributor, showing for each shareholder's account in each Fund the following:

               (a) Name and address;

               (b) Number of shares held and number of shares for which certificates have been issued:

               (c) Historical information regarding the particular account, including dividends and distributions paid and the date and price for all transactions on the account;

               (d) Any stop or restraining order placed against the account;

               (e) Any instructions as to withdrawal orders under withdrawal plans, letters of intent, dividend address, and any correspondence or instructions relating to the current maintenance of the account.

The Agent shall be obligated to maintain at the Agent's expense those records necessary to carry out the Agent's duties hereunder. The remaining records will be preserved by the Agent, at the particular Fund's expense, in a manner that shall be determined before any change in the status of said records is made by the Agent.

         16. Other Information Furnished. The Agent will furnish to the Trust and the Distributor such other information, including shareholder lists and statistical information as may be agreed upon from time to time between the Agent and the Trust. The Agent shall notify the Trust of any request or demand to inspect the stock books of a Fund and will act upon the instructions of the Trust as to permitting or refusing such inspection.

         17. Correspondence. The Agent will answer promptly that correspondence from shareholders, representatives, the Trust and the Distributor relating to the Agent's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Agent and the Trust.

         18. Communications to Shareholders and Meetings. The Agent will address and mail communications by each Fund to its shareholders, including financial reports to shareholders, proxy material for meetings of the shareholders and periodic communications and publications to shareholders (including publications to only those shareholders whose accounts in all of the Funds exceed in the aggregate on amount specified in the Trust's current prospectus).

        19. Compensation. The Agent will receive a fee as specified in Schedule A hereto, payable monthly by each Fund for each shareholder account existing in that Fund during each month for the performance of all the Agent's duties and responsibilities hereunder; provided that the Agent will be entitled to reimbursement for postage expenses incurred in the mailing of all shareholder communications and publications; and provided further that the Agent shall be entitled to additional reasonable compensation on a time and materials basis in connection with the annual proxy solicitation and any shareholder communications in addition to those currently being distributed. From time to time, a Fund may request additional reports, dates and/or services which will be provided by the Agent in accordance with the mutual agreement of the parties hereto as to additional reasonable fees. In addition, the Agent will be reimbursed by the appropriate Fund for any out-of-pocket expenses or disbursements which the Agent may reasonably incur in excess of the Agent's basic overhead expenses incurred for providing such services to the particular Fund.

         20. Use of The Agent's Name. The Trust will not use the Agent's name in any prospectus, sales literature or other material relating to a Fund or the Trust in a manner not approved by the Agent in writing before such use; provided, however, that the Agent hereby agrees to consent to all uses of the Agent's name which merely refer in accurate terms to the Agent's appointments hereunder or which are required by the Securities and Exchange Commission or a state securities commission; and, provided further, that in no case will such approval be unreasonably withheld.

        21. Duty of Care and Indemnification. The Agent shall at all times use reasonable care and act in good faith in performing duties hereunder. Without limiting the generality of the foregoing, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, an announced employee strike significant enough to cease mutual fund transfer operations, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. The Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of, or in connection with the Agent's duties on behalf of the Trust hereunder. In addition, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Trust or the Distributor (unless contributed to by the Agent's negligence or bad faith), or as a result of the Agent's acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the Trust or the Distributor, according to such lists of authorized officers and employees furnished the Agent and as amended from time to time in writing by the President or Executive Vice President, or as a result of acting in reliance upon any genuine instrument or stock certificate signed, counter-signed or executed by any person or persons authorized to sign, countersign or execute the same. In order for this paragraph to apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to identify and notify the Trustee promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification and in the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this paragraph. The Agent will in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent.

         22. Notices. Notices or other communications hereunder shall be in writing and shall be deemed effective when served or otherwise delivered to either party hereto at the addresses set forth herein, or at such other addresses as a party hereto may designate by notice to the other.

         23. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         24. Termination. Neither this agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing which shall make specific reference to this agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought. After the first full year, this agreement may be terminated upon six months' written notice given by one party to the other, either in its entirety or as it applies to a particular Fund.

Upon termination of this agreement with respect to any Fund or Funds, the Trust shall pay to the Agent such compensation as may be due to the Agent from each such Fund as of the date of such termination, and shall likewise reimburse the Agent for any out-of-pocket expenses and disbursements reasonably incurred by the Agent to such date in connection with the Agent's services to each such Fund. In the event that in connection with such termination a successor to any of the Agent's duties or responsibilities hereunder is designated by the Trust by written notice to the Agent, the Agent shall promptly upon such termination and at the expense of the Trust, transfer to such successor a certified list of the shareholders of each Fund as to which the agreement is so terminated (with name, address and tax identification or Social Security number), a record of the account of each shareholder of such Funds and the status thereof, and all other relevant books, records and other data established or maintained by the Agent under this agreement relating to such Funds and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Agent's cognizant personnel in the establishment of books, records and other data by such successor.

         25. Remedies Available to Trust. The Trust's sole and exclusive remedies under this agreement, in the event it is determined that the Agent is in breach of its responsibilities and not entitled to indemnification, shall be:

               (a) termination; or

               (b) to collect damages directly and actually incurred in a sum up to but not in excess of fifty percent (50%) of any fees received during the period of 12 months immediately preceding the Agent's performance or failure to perform which constitutes a material breach of this agreement; or

               (c) to submit a claim for damages directly incurred by the the Trust as a consequence of the Agent's failure to perform which constituted a material breach of this agreement, and which act, nonact or event was covered under the Agent's Banker's Blanket Bond policy or policies, in which event the Agent agrees to indemnify and save the Trust harmless solely to the extent of the Agent's best efforts to include the Trust's claim as a Loss Payee under the Agent's filing of a Proof of Loss under such policy; or

               (d) at the Agent's own expense to reprocess and correct the Agent's administrative errors.

         IN NO EVENT SHALL THE AGENT BE LIABLE TO THE TRUST, ANY FUND THEREOF, OR TO ANY THIRD PARTY, FOR ANY DAMAGES, OTHER THAN THOSE IN CLAUSE (b) ABOVE, INCLUDING SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF FROFITS OR A LOSS OF BUSINESS, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF PREVIOUSLY INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF THE FORM OF ACTION.

         26. Miscellaneous. This agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Wisconsin. The captions in this agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer on the date written above.


FIRST WISCONSIN TRUST COMPANY                THE AAL MUTUAL FUNDS
(the "Agent")                                (the "Trust")


By: /s/James N. Hintz                        By: /s/John H. Pender
----------------------------                     ----------------------------
Name: James N. Hintz                         Name: John H. Pender
      (type or print)                              (type or print)

Title: Vice President                        Title: President

Attest: /s/Andrea Lidolph                    Attest: /s/Robert G. Same
----------------------------                         ---------------------------
Andrea Lidolph                                       Robert G. Same
Assistant Secretary                                  Secretary

                                AMENDMENT NO. 14
                                       TO
                 THE TRANSFER AND DIVIDEND DISBURSING AGREEMENT
                                     BETWEEN
                              THE AAL MUTUAL FUNDS
                            AND FIRSTAR TRUST COMPANY


Effective December 31, 1999, the Transfer and Dividend Disbursing Agent Agreement ("Agreement"), dated June 15, 1987, between The AAL Mutual Funds and Firstar Trust Company (f/k/a First Wisconsin Trust Company) is amended as follows:

1. Schedule A (Mutual Fund Shareholder Service Fee Schedule) to the Agreement, effective as of December 31, 1999, is amended to add a The AAL Large Company Index Fund, The AAL Mid Cap Index Fund, and The AAL Bond Index Fund.

An amended Schedule A, effective December 31, 1999 is attached hereto. All other provisions of this Agreement, as amended, shall be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 14 to be signed by their duly authorized officers.



ATTEST                                       FIRSTAR TRUST COMPANY


By: /s/Michael R. McVoy                      By: /s/Joe D. Redwine
    ----------------------------                 ----------------------------
    Michael R. McVoy                             Joe D. Redwine


ATTEST:                                      THE AAL MUTUAL FUNDS


By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    ----------------------------                 ----------------------------
    Frederick D. Kelsven, Secretary              Robert G. Same, President





                                   SCHEDULE A
                                       TO
           THE AAL MUTUAL FUNDS TRANSFER AND DIVIDEND DISBURSING AGENT
                   AGREEMENT BETWEEN THE AAL MUTUAL FUNDS AND
                              FIRSTAR TRUST COMPANY
                        MUTUAL FUND SHAREHOLDER SERVICES
            TRANSFER AGENCY FEE SCHEDULE EFFECTIVE DECEMBER 31, 1999

(Reflects addition of Index Funds for one day - see Amendment No.15 for Fee Schedules as of January 1, 2000)

1.   Annual Maintenance Fees

     A. The AAL Capital Growth, Bond, Municipal Bond, Mid Cap (f/k/a The AAL Smaller Company Stock Fund, Equity Income (f/ka The AAL Utilities
          Fund), International, Small Cap Stock, High Yield Bond, Balanced, Large Company Index, Mid Cap Index, and Bond Index Funds.

          - $13.00 per account, first 50,000 open accounts; $12.50 per account, next 100,000 open accounts; $12.25 per account, next 350,000 open accounts; $12.00 per account, balance of open accounts.

     B.   The AAL Target Funds

          -    $6.00 per open/closed account


     C.   The AAL Money Market Fund

          -    $15.00 per open account
          -    $6.00 per closed account

2.   Money Market Fund Drafts

          -    $1.50 each

3.       ACH (Automatic Clearing House)

          -    $125.00 per cycle
          -    $0.50 account set-up/charge
          -    $0.35 per item (EFT to account)
          -    $3.25 per correction/reversal/return

4.       IRA/403(b) Maintenance

          -    $12.50 per IRA or 403(b) account
          - $25.00 cap for multiple IRA or 403(b) accounts with same social security number (Firstar will charge $12.50 per IRA or 403(b) account, with a $25.00 cap for multiple IRA or 403(b) accounts with the same social security number.

5.       IRA/403(b) Miscellaneous

          -    Systematic Withdrawals - No Charge
          -    Direct Stock Rollovers - No Charge
          -    Transfers Out - No Charge
          -    Total Liquidations - No Charge
          -    Partial Liquidations - No Charge
          -    Transfers In - No Charge

6.       Other

     A.   Outgoing Wires

          -    $10.00 per wire

     B.   Stop Payment/Return Item Fee

          -    $20.00

     C.   All fees not paid by shareholders are billed monthly.

     D.   Out-of-pocket expenses are billed monthly.